                                                                    EXHIBIT E(2)


                                                                  CONFORMED COPY
                    IRREVOCABLE PROXY AND VOTING AGREEMENT

        AGREEMENT dated as of November 12, 2000 among FEDEX CORPORATION, a Delaware corporation ("Buyer"), and each other Person set forth on the signature pages hereof (each a "Shareholder" and collectively the "Shareholders"). Capitalized terms used but not separately defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

        WHEREAS, in order to induce Buyer and Merger Subsidiary to enter into an Agreement and Plan of Merger dated as of the date hereof (as amended, the "Merger Agreement") with American Freightways Corporation, an Arkansas corporation (the "Company"), Buyer, which is also a shareholder of the Company, has requested the Shareholders, and each Shareholder has agreed, to enter into this Agreement with respect to all shares of common stock, par value $0.01 per share, of the Company that such Shareholder beneficially owns and may hereafter acquire (collectively, the "Shares");

             NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                       GRANT OF PROXY; VOTING AGREEMENT

        SECTION 1.01. Voting Agreement. (a) Each Shareholder hereby irrevocably and unconditionally agrees to vote all Shares that such Shareholder is entitled to vote, at the time of any vote to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the shareholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the shareholders of the Company, in favor of the approval and adoption of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

        (b) Each Shareholder hereby agrees that it will not vote any Shares that such Shareholder is entitled to vote in favor of the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the

Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.

        SECTION 1.02. Irrevocable Proxy. Each Shareholder hereby revokes any and all previous proxies granted with respect to the Shares beneficially owned by such Shareholder. By entering into this Agreement, each Shareholder hereby grants a proxy appointing Buyer as such Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power solely for the purposes contemplated by Section 1.01 above as Buyer or its proxy or substitute shall, in Buyer's sole discretion, deem proper with respect to the Shares beneficially owned by such Shareholder. THE PROXY GRANTED BY EACH SHAREHOLDER PURSUANT TO THIS ARTICLE 1 IS IRREVOCABLE AND THE APPOINTMENT IS COUPLED WITH AN INTEREST, HAVING BEEN GRANTED IN CONSIDERATION OF BUYER ENTERING INTO THIS AGREEMENT AND THE MERGER AGREEMENT, AND INCURRING CERTAIN RELATED FEES AND EXPENSES. The proxy granted by each Shareholder shall be revoked upon termination of this Agreement in accordance with its terms.

                                   ARTICLE 2
              REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

        Each Shareholder, severally and not jointly, represents and warrants to Buyer that:

        SECTION 2.01. Authorization, Enforceability. If such Shareholder is not a natural Person, the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby are within the powers of such Shareholder. This Agreement constitutes a valid and binding Agreement of such Shareholder. If such Shareholder is executing this Agreement in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement. If such Shareholder is a natural Person, the Shares beneficially owned by such Shareholder do not constitute marital property under the laws of the State of Arkansas or any other applicable laws, or if such Shares constitute marital property, the consent of such Shareholder's spouse is not required for the execution and delivery of this Agreement or the performance by such Shareholder of the obligations of the Shareholder hereunder.

        SECTION 2.02. Non-Contravention. The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree to which Shareholder is a party or by which such Shareholder is bound, (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder is entitled under any provision of any agreement or other instrument binding on such Shareholder or (iii) result in the imposition of any Lien on any asset of such Shareholder.

        SECTION 2.03. Ownership of Shares. Such Shareholder is the record and beneficial owner of the Shares listed on the signature pages hereof opposite such Shareholder's name, free and clear of any Liens and any other limitations or restrictions (including any restriction on the right to vote or otherwise dispose of such Shares). None of the Shares held by such Shareholder are subject to any voting trust, irrevocable proxy or other agreement or arrangement with respect to the voting of such Shares (other than this Agreement).

        SECTION 2.04. Total Shares. Except for the Shares set forth on the signature page hereto opposite such Shareholder's name or except for options issued pursuant to the Company Plans or Director Plans, such Shareholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

        SECTION 2.05. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to each Shareholder that:

        SECTION 3.01. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Buyer.

                                   ARTICLE 4
                           COVENANTS OF SHAREHOLDER
   Each Shareholder, severally and not jointly, hereby covenants and agrees that:

   SECTION 4.01. No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, such Shareholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares beneficially owned by such Shareholder or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any such Shares during the term of this Agreement. Notwithstanding the preceding sentence, (i) the Shareholders may at any time tender in the Offer a number of Shares not to exceed 1,000,000 Shares in the aggregate and (ii) in the event that immediately prior to such time as the Offer is scheduled to expire (after giving effect to any extensions of the Offer), all conditions to the Offer other than the Minimum Condition shall have been satisfied or, to the extent permitted under applicable law, waived, unless Parent shall have agreed to waive the Minimum Condition, then, in addition to any Shares tendered by the Shareholders in reliance on clause (i) of this sentence, (A) if so requested by Parent, the Shareholders shall and (B) the Shareholders, at their option, may tender in the Offer such number of Shares as, when added to that number of other Shares which shall then have been validly tendered in the Offer and not withdrawn, would equal 50.1% of Shares outstanding, but in the case of clause (A) not more than 1,000,000 Shares in the aggregate regardless of whether any other Shares shall theretofore have been tendered by any Shareholder pursuant to clause (i) of this sentence, and in the case of clause (B) up to an aggregate maximum, including any Shares previously tendered by the Shareholders pursuant to clause (i) or clause (ii) (A) of this sentence, of 3,200,000 Shares. In no event shall the Shareholders tender in the Offer any Shares in excess of 3,200,000 Shares. Parent shall (i) use its reasonable best efforts to cause any depositary or agent effecting the Offer to provide one representative of the Shareholders designated by the Shareholders current information regarding the status of the Offer and the number of Shares tendered and not validly withdrawn and (ii) coordinate with any such depositary or agent, in each case so as to afford to the Shareholders the right to tender Shares in the Offer as permitted pursuant to this Section 4.01 on a timely basis. Such Shareholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify Buyer promptly, and to provide all details requested by Buyer, if such Shareholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

        SECTION 4.02. Other Offers. (a) Such Shareholder, in its capacity as a holder of Shares, shall not, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, or
(iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; provided that if such Shareholder or any trustee of any Shareholder is a director of the Board of Directors of the Company, such Shareholder or trustee, as the case may be, may take any action in such capacity permitted to be taken pursuant to Section 7.04(b) of the Merger Agreement.

        (b) Such Shareholder will promptly notify Buyer upon obtaining any knowledge of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries, or any request for a waiver or release under any standstill or similar agreement by any Person who indicates that it is considering making, or has made, an Acquisition Proposal and will keep Buyer fully informed, on a current basis, of any material developments with respect to any such Acquisition Proposal, indication or request.

        SECTION 4.03. Appraisal Rights. Shareholder agrees not to exercise any rights (including, without limitation, under Section 4-27-1302 of Arkansas-1987 Business Corporation Act) to demand appraisal of any Shares which may arise with respect to the Merger.

                                   ARTICLE 5
                                 MISCELLANEOUS

        SECTION 5.01. Further Assurances. Buyer and each Shareholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

        SECTION 5.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

        if to Buyer, to:

               FedEx Corporation
               942 South Shady Grove Road
               Memphis, Tennessee 38120
               Fax: (901) 818-7590
               Attention: Kenneth R. Masterson

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Fax: (212) 450-4800
               Attention: Dennis Hersch

               if to any Shareholder, to the address set forth on the signature pages hereof below such Shareholder's name or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

      SECTION 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement and all rights and obligations of the parties hereto shall terminate on the date that is four months after the termination of the Merger Agreement; provided, however, that (A) upon the termination of the Merger Agreement, the aggregate number of Shares subject to this Agreement shall be reduced by 1,000,000 (net of any Shares tendered in the Offer as permitted by Section 4.01 hereof) pro rata among the Shareholders on the basis of the number of Shares beneficially owned and (B) upon a termination of the Merger Agreement pursuant to Section 11.03(b)(iii) thereof, the obligation of the Shareholders to tender in the Offer pursuant to clause (ii)(A) of the second sentence of Section
4.01 shall automatically terminate. For the avoidance of doubt in the event 1,000,000 or more Shares are tendered in the Offer by the Shareholders, clause (A) of the proviso in the preceding sentence shall be without effect.

        SECTION 5.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        SECTION 5.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign its rights and obligations to any Affiliate of Buyer.

        SECTION 5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

        SECTION 5.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

        SECTION 5.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 5.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        SECTION 5.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        SECTION 5.11. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        FEDEX CORPORATION

                                        By: /s/ Kenneth R. Masterson
                                            ------------------------------
                                            Name:  Kenneth R. Masterson
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                        /s/ F.S. Garrison
                        -------------------------
                        F.S. Garrison

                        F.S. GARRISON REVOCABLE
                        CHILDREN'S TRUST

                        /s/ F.S. Garrison
                        -------------------------
                        F.S. Garrison
                        Trustee

                        F.S. GARRISON FAMILY LIMITED
                        PARTNERSHIP NO. ONE

                        /s/ F.S. Garrison
                        -------------------------
                        F.S. Garrison
                        General Partner


                        F.S. GARRISON FAMILY LIMITED
                        PARTNERSHIP NO. TWO

                        /s/ F.S. Garrison
                        -------------------------
                        F.S. Garrison
                        General Partner

                                CYNTHIA KAYE GARRISON TRUST
                                NO. ONE

                                /s/ Cynthia Kaye Garrison
                                --------------------------------
                                Cynthia Kaye Garrison
                                Trustee


                                LISA RAE GARRISON TRUST

                                /s/ F.S. Garrison
                                --------------------------------
                                F.S. Garrison
                                Trustee

                                LISA GARRISON UTMA

                                /s/ Tom Garrison
                                --------------------------------
                                Tom Garrison
                                Trustee

                                SARAH ANNE GARRISON TRUST

                                /s/ Tom Garrison
                                --------------------------------
                                Tom Garrison
                                Trustee

                                SARAH ANNE GARRISON UTMA

                                /s/ Tom Garrison
                                --------------------------------
                                Tom Garrison
                                Trustee

                                /s/ Tom Garrison
                                --------------------------------
                                Tom Garrison


                                SARAH ANNE GARRISON TRUST 2000


                                /s/ William P. Garrison
                                --------------------------------
                                William P. Garrison
                                Trustee

                                F.S. GARRISON IRA


                                /s/ F.S. Garrison
                                --------------------------------
                                F.S. Garrison

                                /s/ William P. Garrison
                                --------------------------------
                                William P. Garrison

                               /s/ Daniel A. Garrison
                               --------------------------------
                               Daniel A. Garrison

                               GARRISON LIVING TRUST

                               /s/ Elizabeth W. Garrison
                               --------------------------------
                               Elizabeth W. Garrison
                               Attorney-in-Fact

                               SHERYL ANN GARRISON NEE TRUST

                               /s/ Elizabeth W. Garrison
                               --------------------------------
                               Elizabeth W. Garrison
                               Attorney-in-Fact

                               DEBORAH ANN BROWN HUDSON
                               TRUST

                               /s/ Elizabeth W. Garrison
                               --------------------------------
                               Elizabeth W. Garrison
                               Attorney-in-Fact

                               MICHAEL C. BROWN TRUST

                               /s/ Elizabeth W. Garrison
                               --------------------------------
                               Elizabeth W. Garrison
                               Attorney-in-Fact

                               ELIZABETH JEAN GARRISON TRUST
                               /s/ Elizabeth W. Garrison
                               --------------------------------
                               Elizabeth W. Garrison
                               Attorney-in-Fact

                               PATRICK W. BROWN TRUST

                               /s/ Elizabeth W. Garrison
                               --------------------------------
                               Elizabeth W. Garrison
                               Attorney-in-Fact

                               DAVID PERRY GARRISON TRUST

                               /s/ William Paul Garrison
                               --------------------------------
                               William Paul Garrison
                               Trustee

                               F.S. GARRISON RETAINED
                               ANNUITY TRUST FIVE

                               /s/ F.S. Garrison
                               --------------------------------
                               F.S. Garrison
                               Trustee


                                                       Class of         Shares
    Name                                                Stock            Owned           Address for Notices
---------------                                         -----           -------          -------------------

F.S. Garrison                                           Common          2,397,164                 *
F.S. Garrison Revocable Children's Trust                Common            882,164                 *
F.S. Garrison Family Limited Partnership No. One        Common          2,000,000                 *
F.S. Garrison Family Limited Partnership No. Two        Common          4,000,000                 *
Cynthia Kay Garrison Trust No. One                      Common            420,000                 *
Lisa Rae Garrison Trust                                 Common            101,230                 *
Lisa Garrison UTMA                                      Common              2,000                 *
Sarah Anne Garrison Trust                               Common              2,250                 *
Sarah Anne Garrison UTMA                                Common              2,000                 *
Tom Garrison                                            Common            186,204                 *
Sarah Anne Garrison Trust 2000                          Common             60,000                 *
F.S. Garrison I.R.A.                                    Common              1,400                 *
David Perry Garrison Trust                              Common              2,250                 *
William P. Garrison                                     Common             68,468                 *
Daniel A. Garrison                                      Common            264,410                 *
Garrison Living Trust                                   Common            790,000                 *
Sheryl Ann Garrison Nee Trust                           Common            100,000                 *
Deborah Ann Brown Hudson Trust                          Common            100,000                 *
Michael C. Brown Trust                                  Common            100,000                 *
Elizabeth Jean Garrison Trust                           Common            100,000                 *
Patrick W. Brown Trust                                  Common            100,000                 *
F.S. Garrison Retained Annuity Trust Five               Common            500,000                 *

*c/o   F.S. Garrison
       American Freightways Corporation
       2200 Forward Drive
       Harrison, AR 72602